Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Managers
Timber Pharmaceuticals LLC:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Timber Pharmaceuticals LLC and subsidiary (the Company) as of December 31, 2019, the related consolidated statement of operations, members’ deficit, and cash flows for the period from February 26, 2019 (Inception) through December 31, 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from February 26, 2019 through December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered a loss from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2019.

Short Hills, New Jersey
February 14, 2020, except for Note 9, as to which the date is March 27, 2020

TIMBER PHARMACEUTICALS LLC

Consolidated Balance Sheet

December 31, 2019
ASSETS
Current assets
Cash	$57,073
Prepaid expenses	32,820
Total current assets	89,893
Total assets	89,893
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$501,451
Accrued expenses	214,660
License payable	750,000
Total current liabilities	1,466,111
Total liabilities	1,466,111
Commitments and contingencies
Members’ deficit
Members’ units*	1,698,895
Accumulated deficit	(3,075,113)
Total members’ deficit	(1,376,218)
Total liabilities and members’ deficit	$89,893

*                 See accompanying consolidated statement of changes in members’ deficit for each class of units which make up outstanding member units.

The accompanying notes are an integral part of these consolidated financial statements.

TIMBER PHARMACEUTICALS LLC.

Consolidated Statement of Operations

For the Period from February 26, 2019 (Inception) through December 31, 2019
Grant revenues	$270,538
Operating costs and expenses
Research and development	1,748,887
Research and development—license acquired	1,070,000
Selling, general and administrative	488,799
Total operating expenses	3,307,686
Loss from operations	(3,037,148)
Other expense
Loss on foreign currency exchange	130
Total other expense	130
Net loss	$(3,037,278)

The accompanying notes are an integral part of these consolidated financial statements.

TIMBER PHARMACEUTICALS LLC.

Consolidated Statement of Members’ Deficit

	Perferred Units		Common Units		Accumulated	Total Members’
	Units	Amount	Units	Amount	Deficit	Deficit
Balance at February 26, 2019 (Inception)	—	$—	—	$—	$—	$—
Members’ contribution	1,400,000	1,399,900	10,000	100	—	1,400,000
Non-cash contribution from TardiMed	186,493	186,493	—	—	—	186,493
Accrued preferred unit dividend	—	37,835	—	—	(37,835)	—
Equity-based compensation	—	—	—	74,567	—	74,567
Net loss	—	—	—	—	(3,037,278)	(3,037,278)
Balance at December 31, 2019	1,586,493	$1,624,228	10,000	$74,667	$(3,075,113)	$(1,376,218)

The accompanying notes are an integral part of these consolidated financial statements.

TIMBER PHARMACEUTICALS LLC

Consolidated Statement of Cash Flows

For the Period from February 26, 2019 (Inception) through December 31, 2019
Cash flows from operating activities
Net loss	$(3,037,278)
Adjustments to reconcile net loss to net cash used in operating activities:
Research and development-licenses acquired, expensed	1,070,000
Non-cash contribution from TardiMed	186,493
Equity-based compensation	74,567
Changes in assets and liabilities:
Prepaid expenses	(32,820)
Accounts payable	501,451
Accrued expenses	214,660
Net cash used in operating activities	(1,022,927)
Cash flows from investing activities
Purchase of research and development licenses	(320,000)
Net cash used in investing activities	(320,000)
Cash flows from financing activities
Members’ contribution	1,400,000
Net cash provided by financing activities	1,400,000
Net increase in cash and cash equivalents	57,073
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$57,073
Non cash financing activities:
Accrued preferred unit dividend	$37,835

The accompanying notes are an integral part of these consolidated financial statements

Note 1. Organization and description of business operations

Timber Pharmaceuticals LLC (together with its wholly-owned subsidiary, Timber Pharmaceuticals Australia Pty Ltd., the “Company” or “Timber”) was formed on February 26, 2019 as a Delaware limited liability company. Timber was founded in 2019 to develop treatments for unmet needs in medical dermatology. Timber has a particular focus on rare diseases or conditions of the skin for which there are no current treatments. Timber is initially targeting multiple indications in rare/orphan dermatology with no approved treatments.

Liquidity and capital resources

The Company has no product revenues, incurred operating losses since Inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of December 31, 2019, the Company had a members’ deficit of approximately $1.4 million.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company’s future liquidity and capital funding requirements will depend on numerous factors, including:

•                  its ability to raise additional funds to finance its operations;

•                  the outcome, costs and timing of clinical trial results for the Company’s current or future product candidates;

•                  the emergence and effect of competing or complementary products;

•                  its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

•                  its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel; and

•                  the terms and timing of any collaborative, licensing or other arrangements that it has or may establish.

The Company will likely need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, or the completion of a licensing transaction for one or more of the Company’s pipeline assets. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company’s business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or debt financings will likely have a dilutive effect on the holdings of the Company’s existing member units. Accordingly, there are material risks and uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern.

Note 2. Significant accounting policies

Basis of presentation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and include all adjustments necessary for the fair presentation of its consolidated balance sheet, results of operations and cash flows for the period presented.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in the Company’s consolidated financial statements relate to the valuation of equity-based awards and valuation of member units. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less at acquisition to be cash equivalents. Cash and cash equivalents include cash held in banks and money market mutual funds. There are no cash equivalents as of December 31, 2019.

Research and development

Research and development costs, including in-process research and development acquired as part of an asset acquisition for which there is no alternative future use, is expensed as incurred. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Accrued Outsourcing Costs

Substantial portions of the Company’s preclinical studies and clinical trials are performed by third-party laboratories, medical centers, contract research organizations and other vendors (collectively “CROs”). These CROs generally bill monthly or quarterly for services performed, or bill based upon milestone achievement. For preclinical studies, the Company accrues expenses based upon estimated percentage of work completed and the contract milestones remaining. Clinical trial costs are a significant component of research and development expenses and include costs associated with third-party contractors. The Company outsources a substantial portion of its clinical trial activities, utilizing external entities such as CROs, independent clinical investigators, and other third-party service providers to assist the Company with the execution of its clinical studies. For each clinical trial that the Company conducts, certain clinical trial costs are expensed immediately, while others are expensed over time based on the number of patients in the trial, the attrition rate at which patients leave the trial, and/or the period over which clinical investigators or CROs are expected to provide services. The Company’s estimates depend on the timeliness and accuracy of the data provided by the CROs

Note 2. Significant accounting policies (Continued)

regarding the status of each program and total program spending. The Company periodically evaluates the estimates to determine if adjustments are necessary or appropriate based on information it receives.

Fair Value Measurement

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

As of December 31, 2019, the recorded values of prepaid expenses, accounts payable, accrued expenses, and license payable, approximate the fair values due to the short-term nature of the instruments.

Revenue Recognition

The Company has not yet generated any revenue from product sales. The Company’s source of revenue in 2019 has been from grants. When grant funds are received after costs have been incurred, the Company records grant revenue upon the receipt of cash.

Equity-based compensation

The Company expenses equity-based compensation to employees and non-employees over the requisite service period based on the estimated grant-date fair value of the awards. The Company accounts for forfeitures as they occur. Equity-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award.

In 2019, the Company granted Value Appreciation Rights (“VARs”) to certain employees at specified exercise prices. The Company estimates the fair value of VARs using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of equity-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. All equity-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations.

Note 2. Significant accounting policies (Continued)

Income taxes

The Company was organized as a limited liability company and subject to the provisions of Subchapter K of the Internal Revenue Code. As such, the Company is not viewed as a taxpaying entity in any jurisdiction and does not require a provision for income taxes. Each member is responsible for the tax liability, if any, related to its proportionate share of the Company’s taxable losses.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. The FASB subsequently issued ASU 2016-10, Revenue from Contracts with Customers: (Topic 606) Identifying Performance Obligations and Licensing, to address issues arising from implementation of the new revenue recognition standard. The Company adopted the standard effective February 2019. The Company does not currently have product revenues. Accordingly, the adoption of this standard did not have a material effect on the Company’s consolidated financial statements and related disclosures.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for fiscal periods beginning after December 15, 2018, including interim periods within those periods. The Company adopted ASU 2017-01 effective February 2019. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718) Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance also specifies that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted this standard effective February 2019. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements and related disclosures.

Note 3. Purchases of Assets

Acquisition of Intellectual Property Rights from Patagonia Pharmaceuticals LLC (“Patagonia”)

On February 28, 2019, the Company acquired the intellectual property rights to a topical formulation of isotretinoin for the treatment of congenital ichthyosis and identified as TMB-001, formerly PAT-001, from Patagonia (the “TMB-001 Acquisition”).

Upon closing of the TMB-001 Acquisition, the Company paid a one-time upfront payment of $50,000 to Patagonia. Patagonia is entitled to up to $27.0 million of cash milestone payments relating to certain regulatory and commercial achievements of TMB-001, with the first being $4.0 million for the initiation of a Phase 3 pivotal trial, as agreed with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low single digits to mid- double digits. The Company is responsible for

Note 3. Purchases of Assets (Continued)

all development activities. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2019.

On June 26, 2019 the Company acquired the intellectual property rights to a locally administered formulation of sitaxsentan for the treatment of cutaneous fibrosis and/or pigmentation disorders, and identified as TMB-003, formerly PAT-S03, from Patagonia (the “TMB-003 Acquisition”).

Upon closing of the TMB-003 Acquisition, the Company paid a one-time upfront payment of $20,000 to Patagonia. Patagonia is entitled to up to $10.25 million of cash milestone payments relating to certain regulatory and commercial achievements of TMB-003, with the first being a one-time payment of $250,000 upon the opening of an IND with the FDA. In addition, Patagonia is entitled to net sales earn-out payments ranging from low to mid-single digits. The Company is responsible for all development activities. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2019.

The TMB-001 Acquisition and TMB-003 Acquisition were accounted for as an asset acquisition pursuant to ASU 2017-01 as the majority of the fair value of the assets acquired were concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. Because the assets had not yet received regulatory approval, the purchase price paid for these assets was recorded as research and development expense in the Company’s statement of operations for the period from Inception to December 31, 2019.

Acquisition of License from AFT Pharmaceuticals Limited (“AFT”)

On July 5, 2019, the Company and AFT Pharmaceuticals Limited (“AFT”) entered into a license agreement which provides the Company with (i) an exclusive license to certain licensed patents, licensed know-how and AFT trademarks to commercialize the Pascomer® product in the United States, Canada and Mexico and (2) a co-exclusive license to develop the Pascomer® product in this territory. Concurrently, the Company granted to AFT an exclusive license to commercialize the Pascomer® product outside of the Company’s territory and co-exclusive sublicense to develop and manufacture the licensed product for commercialization outside of the Company’s territory (the “AFT License Agreement”).

The AFT License Agreement also provides for the formation of a joint steering committee to oversee, coordinate and review recommendations and approve decisions in respect of the matters the development and commercialized of the Pascomer® product. The committee will be comprised of four members, and each of the Company and AFT shall have the right to appoint two members. The Company shall have final decision making authority on all matters relating to the commercialization of the Pascomer® product in its territory and on all matters related to the development (and regulatory approval) of the Pascomer® product, with certain exceptions.

The development of the Pascomer® product shall be conducted pursuant to a written development plan, written by AFT and approved by the joint steering committee. AFT shall perform clinical trials of the Pascomer® product in the Company’s territory and shall perform all CMC (chemistry, manufacturing and controls) and related activities to support regulatory approval. The Company is responsible for all expenses incurred by AFT during the term of the AFT License Agreement and the Company and AFT shall equally share all costs and expenses incurred by AFT for development and marketing work performed in furtherance of regulatory approval and commercialization worldwide, outside of the Company’s territory.

Pursuant to the AFT License Agreement, the Company is obligated to reimburse AFT for previously spent development costs, subject to certain limitations, and to pay a one-time, irrevocable and

Note 3. Purchases of Assets (Continued)

non-creditable upfront payment to AFT, payable in scheduled installments. Specifically, the Company paid $0.25 million in October 2019 and the remining $0.75 million due in quarterly installments with the last payment on July 1, 2020. AFT is entitled to up to $25.5 million of cash milestone payments relating to certain regulatory and commercial achievements of the AFT License. In addition, AFT is entitled to net sales royalties ranging from high single digits to low double digits for the program licensed. The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2019.

The AFT License Agreement was accounted for as an asset acquisition pursuant to ASU 2017-01 as the majority of the fair value of the assets acquired were concentrated in a group of similar assets, and the acquired assets did not have outputs or employees. Because the assets had not yet received regulatory approval, the purchase price paid for these assets was recorded as research and development expense in the Company’s statement of operations for the period from Inception to December 31, 2019.

Note 4. Accrued Expenses

The Company’s accrued expenses consisted of the following:

December 31, 2019
Accrued expenses:
Employee related	$86,421
Research and development	128,239
Total accrued expenses	$214,660

Note 5. Members’ deficit

As of December 31, 2019, the membership units issued and paid were as follows:

Units
Common units	10,000
Preferred units	1,586,493

The Amended and Restated Limited Liability Company Agreement, between TardiMed Sciences LLC (“TardiMed”) and Patagonia, as of March 20, 2019 and as amended on July 26, 2019 (the “LLC Agreement”), provides that 9,000 common units have been issued to TardiMed and are outstanding, and 1,000 common units have been issued to Patagonia and are outstanding. These common units were issued in exchange for initial capital contributions from TardiMed and Patagonia of $90 and $10, respectively. In addition, pursuant to the LLC Agreement, TardiMed agreed to commit $2.5 million of capital of the Company in exchange for preferred units, at a purchase price of $1.00 per Preferred Unit.

During 2019, TardiMed contributed $1.6 million of its commitment capital and 1,586,493 Preferred units have been issued to TardiMed and are outstanding.

Rights of membership units

As agreed to in the LLC Agreement, the Company shall be managed by a board of managers (the “Board”) composed initially of up to three members (“Managers”), elected by the common unitholders and preferred unitholders holding a majority of the outstanding common units. Pursuant to the LLC

Note 5. Members’ deficit (Continued)

Agreement, Patagonia has the right to appoint one Manager on the Board for a period of three years. With certain exceptions provided for in the LLC Agreement, each Manager shall have one vote.

Distributions rights

Preferred units are entitled to an eight percent cumulative annual return on the sum of such Preferred units outstanding, which shall accrue and compound annually, whether or not declared, and whether or not there are funds legally available for the payment thereof. Such preferred unit return is in preference to any distributions to common unit holders.

As of December 31, 2019, the Company accrued preferred dividends of $37,835 as a component of members’ deficit.

Liquidation

The Board may not approve a sale of the Company without the prior written consent of Patagonia. However, such consent by Patagonia shall not be unreasonably withheld. If the Board proceeds with a sale of the Company (an “Approved Sale”), then each common unitholder and preferred unitholder shall raise no objections against such Approved Sale. If the Approved Sale is structured as a (x) merger or consolidation, each Common and Preferred unitholder shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such merger or consolidation or (y) sale of Units, each Common and Preferred unitholder shall agree to sell all of his, her or its Units and rights to acquire Units on the terms and conditions approved by the Board.

No Common or Preferred unitholder shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company.

Note 6. Equity-based compensation

The Company has a 2019 Equity Incentive Plan (the “Plan”) that permits the granting of incentive units (the “Incentive Units”). The maximum aggregate units that may be subject to awards and issued under the Plan is 1,111. At December 31, 2019, 695 Incentive Units are outstanding under the Plan.

VARs

In 2019 the Company granted equity based awards similar to stock options under the Plan as VARs. The VARs have an exercise price, a vesting period and an expiration date, in addition to other terms similar to typical equity option grant terms.

The VARs are subject to a time-based vesting requirement and provide for immediate vesting upon a change of control. Upon valid exercise of vested and exercisable VARs, the Company shall pay to the participant, in a single lump sum cash payment, an amount equal to the product of (a) the excess of (i) fair market value of an Incentive Unit on the date of exercise, over (ii) the exercise price, multiplied by (b) the number of Incentive Units with respect to which VARs are being exercised (the “VAR Amount”). Notwithstanding the foregoing the Equity Incentive Plan Committee of the Board (the “Committee”) may elect, in its sole discretion, to pay the VAR Amount in the form of Incentive Units that are equivalent in value to the VAR Amount. The Company has a repurchase right upon vesting. It is the Committee’s intention to pay the VAR Amount in the form of Incentive Units and therefore the VARs are accounted for as equity based awards.

Note 6. Equity-based compensation (Continued)

The following is a summary of VARs issued and outstanding as of December 31, 2019 and for the period from February 26, 2019 (Inception) through December 31, 2019:

				Weighted Average
	Number	Weighted Average	Total	Remaining
	of	Exercise	Intrinsic	Contractual
	Units	Price	Value	Life (in years)
Outstanding as of February 26, 2019 (Inception)	—	$—	$—	—
Issued	734	0.01	294,738	8.9
Cancelled	(39)	0.01	—	—
Outstanding as of December 31, 2019	695	$0.01	$279,077	9.4
Value appreciation right awards vested and expected to vest	695	$0.01	$279,077	9.4
Value appreciation right awards vested and exercisable	13	$0.01	$5,220	9.2

As of December 31, 2019, the unrecognized compensation costs of $0.2 million will be recognized over an estimated weighted-average amortization period of 2.20 years. During the period from February 26, 2019 (Inception) through December 31, 2019 no VARs were exercised.

The fair value of VARs is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected unit price volatility based on the historical volatility of a publicly traded set of peer companies. Additionally, due to an insufficient history with respect to equity award activity, the expected term assumption is based on a permitted simplified method, which is based on the vesting period and contractual term for each tranche of awards. The mid-point between the weighted-average vesting term and the expiration date is used as the expected term under this method. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The fair value of the Company’s common units were estimated to be $322.24 as of March 1, 2019, $451.49 as of June 30, 2019 and $401.56 as of September 30, 2019 and December 31, 2019. In order to determine the fair value, the Company considered, among other things, contemporaneous valuations of the Company’s common units, the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or sale, given prevailing market conditions; the lack of marketability of the Company’s common units; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

The weighted average grant date fair value of VARs granted period from February 26, 2019 (Inception) through December 31, 2019 was $0.3 million.

Note 6. Equity-based compensation (Continued)

Key assumptions used to estimate the fair value of the VARs granted during period from February 26, 2019 (Inception) through December 31, 2019 are as follows:

Date of valuation	December 31, 2019
Contractual life (in years)	5.13 - 7.50
Expected volatility	82.3% - 117.0%
Risk-free interest rate	1.4% - 2.6%
Expected dividend yield	—

Note 7. Commitments and contingencies

Leases

The Company is not a party to any leases for office space or equipment.

Litigation

As of December 31, 2019 there was no litigation against the Company.

Note 8. Related party transactions

Patagonia

Patagonia is a private, family-owned company founded in 2013 to address the medical needs of people with rare and serious dermatological conditions. On February 28, 2019 and June 26, 2019, the Company acquired the TMB-001 and TMB-003 licenses from Patagonia (see Note 3 for the payment terms and more details), respectively. The President of the Company is also the President of Patagonia. On February 27, 2019, the Company issued 1,000 founder common units to Patagonia for $10. As of December 31, 2019, Patagonia holds 1,000 common units which represents 10% of the total voting units outstanding.

TardiMed

Capital Contributions—TardiMed Sciences is a startup venture investment and operating firm in the life sciences space. The Chairman of the Board of the Company is also a Managing Member of TardiMed. The President of the Company is also a Partner of TardiMed. On February 27, 2019, the Company issued 9,000 founder common units to TardiMed for $90. As of December 31, 2019, TardiMed holds 9,000 common units which represents 90% of the total voting units outstanding. From February 26, 2019 to December 31, 2019, TardiMed contributed $1.4 million in exchange for 1.4 million preferred units.

Allocated Expenses—Certain expenses have been allocated by TardiMed and included in its statement of operations and statement of members’ deficit as a contribution by TardiMed. These expenses are primarily comprised of TardiMed personnel and related expenses, rent and other office expenses. The Company allocated these expenses contributed on a 50%/50% basis to research and development and selling, general and administrative. Management considers the allocation methodologies used to allocate expenses as reasonable and appropriate based on historical TardiMed expenses attributable to the Company and the Company’s operations. The expenses reflected in the consolidated financial statements may not be indicative of expenses that the Company will incur as an independent, publicly traded company and should not be relied upon as an indicator of its future results. From February 26,

Note 8. Related party transactions (Continued)

2019 to December 31, 2019, $93,246 and $93,247 was allocated to research and development expenses and selling, general and administrative expenses, respectively.

Note 9. Subsequent events

The Company has completed an evaluation of all subsequent events through March 27, 2020 to ensure that these consolidated financial statements include appropriate disclosure of events both recognized in the consolidated financial statements and events which occurred but were not recognized in the consolidated financial statements. Except as described below, the Company has concluded that no subsequent event has occurred that require disclosure within these consolidated financial statements.

Merger Agreement

On January 28, 2020, BioPharmX Corporation (“BioPharmX”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Timber and BITI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of BioPharmX (“Merger Sub”). Subject to the terms and conditions contained in the Merger Agreement, including approval of the transactions contemplated therein by BioPharmX’s stockholders and by Timber’s members, Merger Sub will be merged with and into Timber (the “Merger”), with Timber surviving the Merger as a wholly-owned subsidiary of BioPharmX. As a condition to the closing of the Merger, Timber has agreed to secure $20 million of financing for the combined company.

Under the Merger Agreement, following the Merger, (i) the Timber members, including the investors funding the $20 million investment and the bridge investors, will own approximately 88.5% of the outstanding common stock of BioPharmX (the “Common Stock”), and (ii) the BioPharmX stockholders will own approximately 11.5% of the outstanding Common Stock, subject to certain adjustments as more particularly set forth in the Merger Agreement. The holder of a preferred membership interest in Timber of approximately $1.7 million will receive shares of newly designated preferred stock of BioPharmX on comparable terms to the preferred membership interest in Timber which will also be convertible into Common Stock. Upon completion of the Merger, BioPharmX will change its name to Timber Pharmaceuticals, Inc. and the officers and directors of Timber will become the officers and directors of BioPharmX.

Credit Agreement with BioPharmX

In connection with the Merger Agreement, BioPharmX and Timber entered into a Credit Agreement, dated as of January 28, 2020 (the “Credit Agreement”), pursuant to which Timber has agreed to make a bridge loan to BioPharmX (the “Bridge Loan”) in an aggregate amount of $2.25 million. Pursuant to the terms of the Credit Agreement, Timber made and will make the Bridge Loan to BioPharmX in three tranches: (i) a $625,000 initial advance ($700,000 less $75,000 of original issue discount (“OID”)) made on the closing date of the Credit Agreement; (ii) $625,000 ($700,000 less $75,000 of OID) 30 days thereafter; and (iii) $1,000,000 ($1,100,000 less $100,000 of OID) upon the closing of the Merger. The Bridge Loan will bear interest at a rate of 12% per annum and is repayable upon the earlier of July 15, 2020, the termination (without completion) of the Merger, or upon a liquidity event, as defined in the Credit Agreement. BioPharmX has also issued to Timber a promissory note setting forth the terms of repayment (the “Note”).

The Bridge Loan is secured by a lien on all of BioPharmX’s assets. Further, in connection with the Bridge Loan, on January 28, 2020 BioPharmX issued to Timber a warrant to purchase approximately 2,255,336 shares of Common Stock at a nominal exercise price (the “Bridge Warrant”). The Bridge

Note 9. Subsequent events (Continued)

Warrant was exercised on a cashless basis on February 10, 2020 for a total amount of 2,200,328 shares of BioPharmX Common Stock.

Bridge Financing

In connection with the Merger Agreement and the Credit Agreement, Timber entered into a securities purchase agreement, dated as of January 28, 2020 (the “SPA”) with certain institutional investors (the “Buyers”), pursuant to which the Buyers have agreed to purchase, and Timber agreed to issue, senior secured promissory notes (the “Timber Bridge Notes”) from Timber in the aggregate principal amount of $5 million, in exchange for an aggregate purchase price of $3.75 million, representing aggregate OID of $1.25 million. Pursuant to the terms of the SPA, the Buyers will purchase the Timber Bridge Notes in three closings: (i) the first closing for $1,666,666.67 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on the closing date of the SPA; (ii) the second closing for $1,666,666.67 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on February 14, 2020; and (iii) the third closing for $1,666,666.66 in aggregate principal amount (in exchange for an aggregate purchase price of $1.25 million) on March 13, 2020. The Timber Bridge Notes bear interest at a rate of 15% per annum (25% upon the occurrence of an event of default thereunder) and are repayable upon the earlier of (i) the closing of a fundamental transaction of Timber, (ii) the date on which Timber’s equity is registered under the Securities Exchange Act of 1934, as amended or is exchanged for equity so registered (the “Public Company Date”) or (iii) July 28, 2020. The Timber Bridge Notes are secured by a lien on all of Timber’s assets.

Securities Purchase Agreement

In connection with the Timber Funding on March 27, 2020, Timber and BioPharmX entered into a securities purchase agreement (the “Securities Purchase Agreement”), with certain accredited investors (the “Investors”) pursuant to which, among other things, Timber agreed to issue to the Investors Timber common units immediately prior to the Merger and BioPharmX agreed to issue to the Investors warrants to purchase shares of BioPharmX common stock on the tenth trading day following the consummation of the Merger (the “Investor Warrants”) in a private placement transaction for an aggregate purchase price of approximately $25 million (which amount is comprised of (x) a $5 million credit with respect to certain senior secured notes (the “Notes”) issued in connection with a bridge loan from the Investors to Timber in an aggregate amount of $3.75 million (the “Timber Bridge Loan”) and (y) $20 million in cash from the Investors (the “Purchase Price”). In summary, immediately after the Merger, and not accounting for additional shares of BioPharmX common stock that may be issuable pursuant to the adjustment provisions in the Investor Warrants sold in the Timber Funding, Timber’s common members (including holders of VARs and investors providing the Timber Funding) will own in the aggregate (or have the right to receive) approximately 88.5% of the outstanding capital stock of BioPharmX, with BioPharmX’s stockholders as of immediately prior to the Effective Time owning approximately 11.5% of the outstanding capital stock of BioPharmX, subject to adjustment as set forth in this proxy statement/prospectus/information statement. The formula used to determine the shares to be issued to Timber common unitholders in the Merger excludes BioPharmX’s outstanding stock options and warrants which are out-of-the-money and not exchangeable for common stock of BioPharmX pursuant to a fundamental transaction and other adjustments.

Each preferred membership unit of Timber will be converted into shares of a newly created class of BioPharmX convertible preferred stock. BioPharmX will assume outstanding and unexercised VARs of Timber, and in connection with the Merger they will become denoted in (and payable in) shares of BioPharmX’s common stock (instead of Timber common units).